Exhibit 99.2

FORM OF CHARTER OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF

MANA CAPITAL ACQUISITION CORP.

I. PURPOSES

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MANA CAPITAL ACQUISITION CORP., a Delaware corporation (the “Company”) for the purposes of, among other things, (a) discharging the Board’s responsibilities relating to the compensation of the Company’s chief executive officer (the “CEO”) and other executive officers of the Company, (b) administering or delegating the power to administer the Company’s incentive compensation and equity-based compensation plans, and (c) if required by applicable rules and regulations, issuing a “Compensation Committee Report” to be included in the Company's Annual Report on Form 10-K or proxy statement, as applicable.

II. RESPONSIBILITIES

In addition to such other duties as the Board may from time to time assign, the Committee shall:

● Establish, review, and approve the overall executive compensation philosophy and policies of the Company, including the establishment, if deemed appropriate, of performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives, and stockholder interests.

● Review and approve, on an annual basis, the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives and, based on this evaluation, determine the CEO’s compensation level, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans as the Committee deems appropriate. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years. The CEO shall not be present during voting and deliberations relating to CEO compensation.

● Review and approve the compensation of all other executive officers, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans, as the Committee deems appropriate. Members of senior management may report on the performance of the other executive officers of the Company and make compensation recommendations to the Committee, which will review and, as appropriate, approve the compensation recommendations.

● Receive and evaluate performance target goals for the senior officers and employees (other than executive officers) and review periodic reports from the CEO as to the performance and compensation of such senior officers and employees.

● Administer or delegate the power to administer the Company’s incentive and equity-based compensation plans, including the grant of stock options, restricted stock, and other equity awards under such plans.

● Review and make recommendations to the Board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans and approve for submission to the stockholders all new equity compensation plans that must be approved by stockholders pursuant to applicable law.

● Review and approve any annual or long-term cash bonus or equity or other incentive plans in which the executive officers of the Company may participate.

● Review and approve for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions.

● Review and recommend to the Board the adoption of or changes to the compensation of the Company’s directors.

● Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees.

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● Review and discuss with the Company’s management the Compensation Discussion and Analysis set forth in Securities and Exchange Commission Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of stockholders.

● Provide the Compensation Committee Report for the Company’s annual report or proxy statement for the annual meeting of stockholders, if required.

● Review and recommend to the Board for approval the frequency with which the Company will conduct Say-on-Pay Votes, taking into account the results of the most recent shareholder advisory vote on frequency of Say-on-Pay Votes required by Section 14A of the Exchange Act, and review and recommend to the Board for approval the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement filed with the SEC.

● Prepare any report required by applicable rules and regulations or listing standards, including the report required by the SEC to be included in the Company’s annual proxy statement, or, if the Company does not file a proxy statement, in the Company’s Annual Report filed on Form 10-K with the SEC.

● Conduct an annual performance evaluation of the Committee. In conducting such review, the Committee shall evaluate and address all matters that the Committee considers relevant to its performance, including at least the following: (a) the adequacy, appropriateness, and quality of the information received from management or others; (b) the manner in which the Committee’s recommendations were discussed or debated; (c) whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner; and (d) whether this Charter appropriately addresses the matters that are or should be within its scope.

III. COMPOSITION

The Committee shall be comprised of two or more members (including a chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the Nasdaq Stock Market, except that the Committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(d)(2)(B) of the Nasdaq Stock Market. At least two of the Committee members shall be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The members of the Committee and the chairperson shall be selected not less frequently than annually by the Board and serve at the pleasure of the Board. A Committee member (including the chairperson) may be removed at any time, with or without cause, by the Board.

Members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee or a majority of the independent directors and may be removed by the Board at any time. The Committee’s chairperson shall be designated by the Board on the recommendation of the Nominating and Governance Committee or a majority of the independent directors or, if not so designated, the members of the Committee shall elect a chairperson by a vote of the majority of the full Committee.

The Committee shall have authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate. If at any time the Committee includes a member who is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, then a subcommittee comprised entirely of individuals who are “non-employee directors” may be formed by the Committee for the purpose of ratifying any grants of awards under any incentive or equity-based compensation plan for the purposes of complying with the exemption requirements of Rule 16b-3 of the Exchange Act; provided that any such grants shall not be contingent on such ratification.

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IV. MEETINGS AND OPERATIONS

The Committee shall meet as often as necessary, but not less than two (2) times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its chairperson or a majority of its members. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Secretary of the Company shall be the Secretary of the Committee unless the Committee designates otherwise. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings (or a portion thereof) and to provide such pertinent information as the Committee may request.

The chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda which shall be circulated to the members prior to the meeting date, presiding over Committee meetings, making Committee assignments, and reporting the Committee’s actions to the Board. Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

If at any time during the exercise of his or her duties on behalf of the Committee, a Committee member has a direct conflict of interest with respect to an issue subject to determination or recommendation by the Committee, such Committee member shall abstain from participation, discussion, and resolution of the instant issue, and the remaining members of the Committee shall advise the Board of their recommendation on such issue. The Committee shall be able to make determinations and recommendations even if only one Committee member is free from conflicts of interest on a particular issue.

V. AUTHORITY

The Committee has the authority, to the extent it deems appropriate, to conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and to retain one or more compensation consultants to assist in the evaluation of CEO or executive compensation or other matters. The Committee shall have the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The Committee shall evaluate whether any compensation consultant retained or to be retained by it the independence of such advisor and whether it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain legal counsel or other advisors. In retaining compensation consultants, outside counsel, and other advisors, the Committee must take into consideration factors specified in the listing rules of the Nasdaq Stock Market. The Company will provide for appropriate funding, as determined by the Committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel, or other advisors retained by the Committee.

Effective as of ________________, 2021

MANA CAPITAL ACQUISITION CORP.

____________________________

Chairman of the Management Resources

and Compensation Committee

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